AS FILED WITH THE SECURITIES AND EXCHANGE COMMMISSION ON JULY 5, 2000
                                                   REGISTRATION NO. 333-30250-1


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*



                                   AT&T CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  NEW YORK                                   13-4924710
    (STATE OR OTHER JURISDICTION OF           (IRS EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)
                          --------------------------

32 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK                10013-2412
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                         -----------------------------

                       FOUR MEDIA COMPANY 1997 STOCK PLAN
        FOUR MEDIA COMPANY AMENDED AND RESTATED 1997 DIRECTOR OPTION PLAN
   AND CERTAIN ADDITIONAL STOCK OPTION AGREEMENTS OF FOUR MEDIA COMPANY AS SET
                                  FORTH HEREIN
                            (FULL TITLE OF THE PLANS)

                         -----------------------------

                             MARILYN J. WASSER, ESQ.
                        VICE PRESIDENT-LAW AND SECRETARY
                                   AT&T CORP.
                             295 NORTH MAPLE AVENUE
                         BASKING RIDGE, NEW JERSEY 07920
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (908) 221-2000
               (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

                          -----------------------------

                                                 Proposed
                                                 maximum        Proposed      Amount of
  Title of securities to be     Amount to be     offering       maximum      registration
          registered           registered (1)   price per      aggregate         fee
                                                  share      offering price
-------------------------------------------------------------------------------------------

Class A Liberty Media Group
Stock, par value $1.00 per       3,853,902
share                              shares          N/A            N/A            (2)
-------------------------------------------------------------------------------------------

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Introductory Statement."

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the equitable adjustment provisions of the plan listed above.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of (a) the preliminary proxy materials on Schedule 14A of Four Media Company on January 21, 2000 and (b) the Registration Statement on Form S-4 of AT&T Corp. (File No. 333-30250) on February 11, 2000 (the "S-4").

                             INTRODUCTORY STATEMENT

      AT&T Corp. ("AT&T") hereby amends the S-4 by filing this Post Effective Amendment No. 1 on Form S-8 to the S-4 relating up to 3,853,902 shares of Class A Liberty Media Group common stock, par value $1.00 per share, of AT&T ("Class A Liberty Stock") issuable by AT&T upon the exercise of (i) options issued pursuant to the Four Media Company 1997 Stock Plan, (ii) options issued pursuant to the Four Media Company Amended and Restated 1997 Director Option Plan (the "1997 Four Media Director Plan") and (iii) options issued pursuant to certain additional stock option agreements of Four Media Company (collectively, the "Four Media Stock Options").

      On April 10, 2000, D-Group Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("Merger Sub"), merged (the "Merger") with and into Four Media Company, a Delaware corporation ("Four Media"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 6, 1999, among AT&T, Merger Sub, Liberty Media Corporation ("Liberty") and Four Media. When the Merger was consummated (the "Effective Time"), among other things, each share of the common stock of Four Media was converted into the right to receive (i) 0.16129 of a share of Class A Liberty Stock and (ii) $6.25 in cash.

      On June 9, 2000, a two-for-one stock split (the "Stock Split") was effected on the Class A Liberty Stock. Pursuant to the Merger Agreement, all Four Media Stock Options, except (i) Cashed Out Options (as defined below) and
(ii) Four Media Stock Options granted under the 1997 Four Media Director Plan to persons who did not consent to have their Four Media Stock Options converted as described in this paragraph, were converted into stock options (the "Rollover Options") exercisable for shares of Class A Liberty Stock, on a basis determined by multiplying the number of shares of Four Media Common Stock subject to such Options immediately prior to the Effective Time by 0.64516, taking into account the Stock Split (the "Option Rollover Ratio"), rounded up to the nearest whole number, at an exercise price per share of Class A Liberty Stock equal to the amount determined by dividing the exercise price per share of Four Media's common stock subject to such Four Media Stock Options immediately prior to the Effective Time by the Option Rollover Ratio, and rounding the resulting number down to the nearest whole cent.

      In addition, pursuant to the Merger Agreement, after the Effective Time, holders of a Rollover Option to the extent vested and exercisable, shall be entitled, upon surrender and termination of such Rollover Option, to receive a cash payment from Liberty in an amount (if any) equal to the number of shares of Class A Liberty Stock subject to such Rollover Option multiplied by the difference (if positive) between (i) the average of the closing prices of Class A Liberty Stock on the NYSE Composite Transaction Tape for the ten previous consecutive trading days and (ii) the exercise price of such Rollover Option.

      Pursuant to the Merger Agreement, holders of Four Media Stock Options that were vested and exercisable on the closing date of the Merger were entitled to receive a cash payment from Four Media for such Four Media Stock Options. The Four Media Stock Options so exchanged for cash are referred to as the "Cashed Out Options". No Four Media Stock Options were "cashed out" on the closing date of the merger through such procedure.

      The designation of this Post-Effective Amendment as Registration No. 333-30250-1 denotes that this Post-Effective Amendment relates only to a maximum of 3,853,902 shares of Class A Liberty Stock issuable upon exercise of the Rollover Options and that this is the first Post-Effective Amendment to the S-4.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed by AT&T (Commission File
No. 1-1105) and Four Media (Commission File No. 0-21943) with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the
"Exchange Act") are incorporated herein by reference:

      (a) AT&T's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

      (b) AT&T's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

      (c) AT&T's Current Reports on Form 8-K filed January 6, 2000, January 14, 2000, March 13, 2000, March 17, 2000, March 27, 2000, March 27,
            2000, April 4, 2000, April 24, 2000, May 5, 2000 and June 15, 2000;

      (d) the description of the Class A Liberty Stock contained in AT&T's Registration Statement on Form 8-A dated March 3, 1999;

      (e) Four Media's Form S-8 (No. 333-60009) filed with the Commission on July 28, 1998; and

      (f) Four Media's Quarterly Report on Form 10-Q for the quarter ended May 2, 1999.

      All documents subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of Class A Liberty Stock registered by the S-4 was passed upon for AT&T by Robert S. Feit, Esq., General Attorney and Assistant Secretary of AT&T. As of June 29, 2000, Mr. Feit owned 5,035 shares of AT&T common stock and held options to purchase an additional 33,750 shares of AT&T common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Previously filed.  (See Item 20 of the S-4).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

      A.    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of July, 2000.

                                    AT&T CORP.

                                    By:   /s/ MARILYN J. WASSER
                                       ------------------------
                                          Marilyn J. Wasser
                                          Vice President--Law and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                                 CAPACITY

      PRINCIPAL EXECUTIVE OFFICER:

      C. Michael Armstrong*                 Chairman and Chief Executive Officer

      PRINCIPAL FINANCIAL OFFICER:

      Charles Noski*                        Senior Executive Vice President and
                                            Chief Financial Officer

      PRINCIPAL ACCOUNTING OFFICER:

      Nicholas S. Cyprus*                   Vice President and Controller

      DIRECTORS:

      C. Michael Armstrong*
      Kenneth T. Derr*
      M. Kathryn Eickhoff*
      Walter Y. Elisha*
      George M.C. Fisher*
      Donald V. Fites*
      Amos B. Hostetter, Jr.*
      Ralph S. Larsen*
      John C. Malone*
      Donald F. McHenry*
      Michael I. Sovern*
      Sanford I. Weill*
      Thomas H. Wyman*
      John D. Zeglis*

*By:  /s/ MARILYN J. WASSER
    -----------------------
      Marilyn J. Wasser
      (Attorney-in-Fact)
      July 5, 2000

                                  EXHIBIT INDEX


EXHIBIT NO. DOCUMENT DESCRIPTION                                     PAGE NO.

5.01 Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities being registered.*
23.01       Consent of Robert S. Feit (included in Exhibit 5.01).*
23.02       Consent of PricewaterhouseCoopers LLP.
23.03       Consent of KPMG LLP.
23.04       Consent of Arthur Andersen LLP.
23.05       Consent of PricewaterhouseCoopers LLP.
24.01       Powers of attorney.*
99.01       Second Amendment to Four Media Company 1997 Stock Plan
99.02 First Amendment to Four Media Company Amended and Restated Director Stock Option Plan
99.03 Form of Four Media Company Replacement Nonqualified Stock Option Agreement with Repurchase Provisions

* Previously filed as Exhibits to the S-4